UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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WJ COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Meeting”) of WJ Communications, Inc., a Delaware corporation (the “Company”). The Meeting will be held Wednesday, July 20, 2005 at 9:00 a.m., local time, at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to ratify the appointment of the Company’s independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or instruct us by telephone or via the Internet as to how you would like to vote your shares. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

Thank you for your cooperation.

Cordially,

Michael R. Farese Ph.D.
President and Chief Executive Officer

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 20, 2005

The 2005 Annual Meeting of Stockholders (the “Meeting”) of WJ Communications, Inc., a Delaware corporation (the “Company”), will be held beginning at 9:00 a.m., local time, on Wednesday July 20, 2005 at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

1.                To elect nine directors to serve on the Company’s board of directors;

2.                To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2005; and

3.                To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2004 Annual Report of the Company is also enclosed. June 8, 2005 has been fixed as the record date for stockholders entitled to vote at the Meeting, and only holders of record of the Company’s common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the Meeting.

All stockholders are cordially invited to attend the Meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary
San Jose, California
June 17, 2005

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
July 20, 2005

VOTING INFORMATION

This Proxy Statement is first being mailed on or about June 17, 2005 to all of the holders of shares of the common stock (“Common Stock”) of WJ Communications, Inc., a Delaware corporation (“WJ Communications” or the “Company”), in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders to be held on Wednesday July 20, 2005 beginning at 9:00 a.m. at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California  95035, and at any adjournment or postponement thereof (the “Meeting”), pursuant to the accompanying Notice of Annual Meeting.

Only holders of record of Common Stock at the close of business on June 8, 2005 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 64,066,380 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the Stockholder of record to one vote on all matters submitted at the Meeting.

HOW TO VOTE. Stockholders of record (that is, stockholders who hold shares in their own name) can vote any one of three ways:

By Mail:

Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

By Telephone:	Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.
By Internet:

Go to the website listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and Internet access charges.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you should not return your proxy card.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if a broker, bank or other nominee holds your shares of record, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors are currently standing for election or re-election to WJ Communications, Inc. Board of Directors. Each of the nine nominees is currently a director of the Company. The stockholders at the last annual meeting elected seven of the current directors and two were appointed to the Board of Directors since the last annual meeting. Each director holds office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. In the event of a vacancy or addition of members to the Board, the Company’s Bylaws provide that the Board has the authority to appoint a new member to fill the position. In October 2004 Wray T. Thorn and in November 2004 Stavro E. Prodromou, Ph.D., then members of the Board, resigned their respective positions leaving two vacancies on the Board. Catherine P. Lego and Jan Loeber were appointed to the Board of Directors to fill the respective vacancies created by the departures of Mr. Thorn and Dr. Prodromou. The nominees for the Board of Directors to serve a one-year term are set forth below. Each person has been recommended for nomination by the Corporate Governance and Nominating Committee, has been nominated by the Board for election and has consented to being named in this Proxy Statement and to serve if elected.

Required Vote

Directors are elected by a plurality of the votes cast, such that the nine candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee’s total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee, who is designated by the current Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

Biographical information follows for each person who is nominated for election to director. The table sets forth certain information regarding these individuals (ages are as of May 31, 2005):

Nominee	Age	Position with the Company
Michael R. Farese, Ph.D.	58	President, Chief Executive Officer and Director and Nominee
W. Dexter Paine, III	44	Chairman of the Board and Nominee
Liane J. Pelletier	47	Director and Nominee
Bruce W. Diamond	45	Director and Nominee
Dag F. Wittusen	60	Director and Nominee
Jack G. Levin	57	Director and Nominee
Michael E. Holmstrom	62	Director and Nominee
Catherine P. Lego	48	Director and Nominee
Jan Loeber	61	Director and Nominee

Michael R. Farese, Ph.D. was appointed as President and Chief Executive Officer and a director of WJ Communications in March 2002. Dr. Farese has the strategic and overall operating responsibility for building WJ Communications into a leading provider of semiconductors and IC’s for the wireless and wireline communications industry. Dr. Farese has over thirty years of broad based telecommunications industry experience including an extensive background in cellular and wireless subscriber equipment. Prior to joining WJ Communications, Dr. Farese held numerous senior management positions including President & CEO, Tropian Inc., Vice President & General Manager-Global Personal Networks, Motorola, Vice President & General Manager-American Business Group, Ericsson, Vice President, Product Planning & Strategy, Nokia, Executive Director-Business Systems, IT&T and Division Manger-Networks Business Systems, AT&T. Dr. Farese received a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute, a M.S. degree in electrical engineering from Princeton University and a Ph.D. in electrical engineering from Rensselaer. Dr. Farese is also a member of the Board of Directors of Communications Intelligence Corp. (NasdaqSC: CICI).

W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company and has been its President since its inception in 1997. Mr. Paine also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK), the leading diversified facilities-based telecommunications provider in Alaska and since September 2003 he has served as a director of United National Group, Ltd. (Nasdaq-UNGL). From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

Liane J. Pelletier, a director since October 2003, Ms. Pelletier serves as Chairwoman, Chief Executive Officer and President of Alaska Communications Systems (ACS). Prior to joining ACS Ms. Pelletier was with Sprint Corporation for 17 years, most recently as a member of the Executive Management Committee and Chief Integration Officer. For the three years prior to that appointment, Ms. Pelletier served as Senior Vice President, Corporate Strategy & Business Development. Ms. Pelletier also served as a Vice President in a wide variety of departments, including corporate strategy, customer acquisition and retention, and marketing positions to both business and consumer customers. She has worked with all major facets of Sprint’s product offerings, including wireless, long distance, and local service. Before joining Sprint, she worked as a consultant at Touche Ross and Temple, Barker, Sloane. Ms. Pelletier has an MS from M.I.T. and B.A. from Wellesley College.

Bruce W. Diamond, a director since July 2003, Mr. Diamond is the Chief Operating officer of Zilog Inc. Prior to joining Zilog in November 2002, he was President and Chief Operating Officer at Sipex Inc. from January 2001 through October 2002. Previously, Mr. Diamond was at Anadigics where he served as Senior Vice President of Operations since October 1997. He received his B.S. in Electrical Engineering from the University of Illinois.

Dag F. Wittusen, a director since July 2003, has over thirty years of financing and investment banking experience. He is presently working in his own investment and financial advisory firm, Beddingen Finans AS, in Oslo. From 1996 through March 2005 Mr. Wittusen was Partner and Senior Executive with the Aker ASA and Kvaerner ASA group of industrial investment companies in Norway. Prior to this, he was co-founder and Managing Partner of Orkla Finans AS, an Oslo based investment bank. Mr. Wittusen previously served as Senior Vice President of Eksportfinans, Oslo, and on the staff of the World Bank, Washington, D.C. He received a B.A. degree with Honors in Political Science and Economics from Brown Unversity and an M.P.A. in International Economics from Princeton University. Mr.Wittusen resides in Oslo, Norway.

Michael E. Holmstrom, a director since July 2004, has over 35 years financial experience in the telecommunications industry. Most recently Mr. Holmstrom was at Elektryon Inc. where he served as President until March 2002. On February 1, 2002, Elektryon filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in connection with the sale of its assets to a third party. Prior to joining

Elektryon as Chief Financial Officer in 2000, Mr. Holmstrom served as Senior Vice President and Chief Financial Officer at Alaska Communications Systems Group beginning in 1999. From 1998 to 1999 Mr. Holmstrom was Chief Financial Officer for Atlantic Tele-Network in the U.S. Virgin Islands. From 1996 to 1998 he was the Chief Operating Officer for Spectrum Network Systems, Ltd. in Sydney, Australia. Prior to 1996, Mr. Holmstrom held numerous senior management and consulting positions including Vice President of Unregulated Operations, Chief Financial Officer and President of CP National Corporation, Executive-in-Residence professor of business strategy at Texas A&M University, Vice President of Financial and Business Planning at Pacific Telecom, and Vice President of Finance at Alascom, Inc. Mr. Holmstrom has a B.S. in Business Administration from Gannon University.

Jack G. Levin, a director since July 2004, Mr. Levin was the Chief Operating Officer with Fox Paine and Company from February 2004 through March 15, 2005. Prior to joining Fox Paine, Mr. Levin was a founder and managing member of Kalkhoven, Pettit and Levin Ventures, LLC, a venture capital firm focused on the fiber optic and telecommunications industry. Mr. Levin was also a Partner and Director of Legal and Regulatory Affairs for Montgomery Securities until 1999. During his 17 years at Montgomery Securities (and it’s successor firm, Banc of America Securities, LLC), Mr. Levin was an active member of the Investment Banking Commitment Committee, the investment committees of the firm’s venture capital partnerships and the Managing Partner of MontWest Capital Partners, a joint venture of Montgomery Securities and Westinghouse Financial Corporation established to do leveraged buyouts. Mr. Levin attended Amherst College (A.B., Political Science, Cum Laude, Woodruff Fellowship Award, 1969) and the Columbia University School of Law, (J.D., Harlan Fiske Stone Scholar, 1973). Mr. Levin is a retired member of the Bar of the State of New York.

Catherine P. Lego, a director since October 2004, Ms. Lego is currently Managing Partner of The Photonics Fund which is focused on investing in early stage component, module and systems companies in the fiber optic telecommunications market. Ms. Lego also currently sits on the Board of Directors of SanDisk Corp and private photonics company K2 Optronics. Prior to forming The Photonics Fund, Ms. Lego provided consulting services to early stage electronic companies at Lego Ventures and was a General Partner at Oak Investment Partners. Prior to Oak Investment Partners, Ms. Lego was a CPA with Coopers and Lybrand. She received her M.S. from NY University School of Business and her B.A. from Williams College.

Jan Loeber, a director since January 2005, Mr. Loeber is currently Chairman of the Board of Newfound Communications Inc., a member of the Board of Directors of Tele2 in Sweden, an advisor to the Supervisory Board of Interxion, BV in The Netherlands and an advisory board member of APAX, a U.K. based venture capital and portfolio management company. Mr. Loeber previously held leadership positions at a number of companies such as the founding Managing Director of GTS Carrier Services in Brussels, Managing Director of Bankers Trust’s Global Telecom Merchant Banking Group, founding Managing Director of Unitel (acquired by T-Mobile) in London and Group President of Nokia Americas. He has also held other senior management positions at ITT Europe in Brussels and at AT&T (Bell Laboratories) in New Jersey. Mr. Loeber received his B.S. from Michigan Technological University and his M.S. in Business Administration from George Washington University.

Meetings and Committees of the Board of Directors

As of the date of this proxy statement our Board has nine directors and the following four standing committees: 1) the Audit Committee established May 2000, (2) the Compensation Committee established May 2000, (3) the Executive Committee established May 2000, and (4) the Corporate Governance and Nominating Committee established January 2005. A majority of our Board is comprised of independent directors. During 2004, the Board held seven meetings and each director attended at least 75% of all Board and applicable committee meetings held during the fiscal year or the portion thereof following such person’s appointment to the Board or applicable committee. While the Company has no specific policy requiring attendance at the annual meeting of stockholders by Board members, such attendance is expected. At last years annual meeting, six of the nine directors attended.

As of the date of this Proxy Statement, the Board of Directors has determined that directors Pelletier, Diamond, Wittusen, Holmstrom, Lego and Loeber are each an “independent director” as that term is defined in Rule 4200 of the Nasdaq Marketplace Rules and these directors constitute a majority of the members of the Board of Directors. The Board of Directors has also determined that each of these directors meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 (the “Act”). In accordance with the new Nasdaq Marketplace Rule 4350(c)(2), the independent directors will meet in regularly scheduled executive sessions throughout the year at which only independent directors are present. The table below sets forth the members of our Board and their respective committee assignments as of the date of this proxy statement.

Name of Director	Board	Audit Committee	Compensation Committee	Executive Committee	Corporate Governance and Nominating Committee
Non-Employee Directors:
W. Dexter Paine, III	XC		XC	XC
Liane J. Pelletier	X		X
Bruce W. Diamond	X		X		X
Dag F. Wittusen	X
Michael E. Holmstrom	X	XC		X	X
Jack G. Levin	X
Catherine P. Lego	X	X			XC
Jan Loeber	X	X			X
Employee Director:
Michael R. Farese, Ph.D.	X			X
Total Number of Meetings in 2004	7	6	1	3	*

XC = Chairperson	X = Member	* = Formed January 2005

Audit Committee   The functions of the Audit Committee are to:

•        appoint the Company’s independent auditors;

•        discuss and approve in advance the scope and the fees of the Company’s annual audit and review the results thereof with the Company’s independent auditors;

•        review and approve in advance non-audit services of Company’s independent auditors;

•        review compliance with the Company’s existing major accounting and financial reporting policies;

•        review the adequacy of major accounting and financial reporting policies; and

•        review the Company’s management procedures and policies relating to the adequacy of the Company’s internal accounting controls and compliance with applicable laws relating to accounting practices.

The Board of Directors has determined that directors Holmstrom, Lego and Loeber are each an “independent director” as that term is defined in Rule 4200(15) of the Nasdaq Marketplace Rules. The

Board of Directors has designated Mr. Holmstrom as the “financial expert”. The Board of Directors believes that following the stockholders meeting, the composition of the Audit Committee will meet the requirements of Rule 4350(d)(2)(A) of the new Nasdaq Marketplace Rules. The Board of Directors adopted a new Audit Committee Charter on March 24, 2004, that is posted on our website at www.wj.com.

Compensation Committee   The functions of the Compensation Committee are to:

•        review and approve annual salaries, bonuses, and grants of stock options under the Company’s stock incentive plans for all executive officers and other key members of management; and

•        to review and approve the terms and conditions of all employee benefit plans or changes to these plans.

Executive Committee   The Executive Committee has the authority to exercise the powers of the Board of Directors other than those reserved to the Audit Committee and the Compensation Committee, or to the full Board of Directors between meetings of the full Board of Directors.

Corporate Governance and Nominating Committee   The Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) was established by the Company in January 2005, to recommend to the full Board each of the nominees for election to the Board of Directors, as presented herein. At that time, Ms. Lego was designated as the Chairman of Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised of Directors Lego, Diamond, Holmstrom and Loeber. The Board of Directors adopted a charter for the Corporate Governance and Nominating Committee in April 2005. A current copy of this charter is available on the Company’s website at www.wj.com. The Corporate Governance and Nominating Committee identifies, considers and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings, implements the Board’s criteria for selecting new directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Consideration of Director Nominees

Stockholder-Recommended Nominees

The Corporate Governance and Nominating Committee considers candidates based on various criteria, including business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other factors deemed relevant under the circumstances.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding director nominees and will consider recommendations for nominees from stockholders. The procedures for stockholder submissions of recommendations for nomination of directors set forth in the Charter of the Corporate Governance and Nominating Committee.

Any stockholder nominations recommended for consideration by the Corporate Governance and Nominating Committee should be addressed to:

Chair of the Corporate Governance and Nominating Committee
WJ Communications, Inc.
401 River Oaks Parkway
San Jose, CA 95134

The Company has not received any director candidate recommendations from its stockholders for this annual meeting. Any recommendations received from stockholders will be evaluated and considered by the Corporate Governance and Nominating Committee in the same manner that potential nominees suggested by the Board members are evaluated and considered.

Stockholder Communications with the Board

The Company maintains contact information on its website under the heading “Investors.”  By following the link, a stockholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence. Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, stockholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at 401 River Oaks Parkway, San Jose, CA 95134.

Corporate Governance Policies

The Company has adopted a written code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. The Company’s Senior Financial Officer Code of Business Conduct and Ethics Policy is available on the Company’s website at www.wj.com.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Complaint Procedure for Accounting and Auditing Matters is available on the Company’s website at www.wj.com.

DIRECTOR COMPENSATION

General

Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors are eligible to participate in the WJ Communications, Inc. amended and restated 2000 Non-Employee Director Stock Compensation Plan (the “Non-Employee Director Plan”) approved by the stockholders at the Company’s 2003 annual meeting:

•        Each non-employee director who joins the Board will receive an option to acquire 25,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the commencement of his or her directorship. Any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be eligible for the initial option award;

•        Each non-employee director who is re-elected to the Board will receive an option to acquire 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the re-election of his or her directorship;

•        Each non-employee director will receive an annual cash award of $15,000 for every full year in which he or she serves;

•        Each non-employee director that serves as chair of the Audit Committee will receive an annual cash award of $10,000 for every full year in which he or she serves;

•        Each other non-employee director that serves as a member of the Audit Committee will receive an annual cash award of $5,000 for every full year in which he or she serves;

•        Annual cash awards shall be payable quarterly in four equal installments beginning on the date which the annual meeting of stockholders is held. In the event that a non-employee director’s directorship is terminated before completion of a full service year, the annual cash award will be prorated according to the time served during such service year;

•        Each non-employee director will receive $1,000 in cash for each Board or Committee meeting attended except if there are multiple meetings on the same day in which case the maximum payment will be $1,000;

•        Each non-employee director shall be reimbursed for reasonable, out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

Option Vesting

Options to purchase shares of Common Stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of Common Stock, or the cash equivalent of the same at the discretion of the Board of Directors or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the “Plan Administrator”).

Deferral

Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable. In the event such an election is made, the electing non-employee director will receive his or her cash in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash is distributed to the electing non-employee director.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors to conduct an audit of the Company’s accounts for 2005, subject to ratification by the Company’s stockholders at the Meeting. Deloitte & Touche served as the Company’s independent auditors for the fiscal years ending December 31, 2004, December 31, 2003 and December 31, 2002.

Representatives of Deloitte & Touche are expected to be present at the Meeting and to have an opportunity to make a statement, if they so desire, as well as respond to appropriate questions from stockholders. If the selection of Deloitte & Touche LLP is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent certified public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Required Vote

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the ratification of auditors. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (ages are as of May 31, 2005):

Name	Age	Position
Michael R. Farese, Ph.D.	58	President, Chief Executive Officer and Director
Ephraim Kwok	51	Senior Vice President—Chief Financial Officer
Javed S. Patel	49	Senior Vice President—Sales and Marketing
Thomas R. Kritzer	51	Senior Vice President—Corporate Development
Neil Morris, Ph.D.	46	Chief Technology Officer
Ronald N. Buswell	57	Senior Vice President—Marketing and Product Line Management
Robert J. Bayruns	47	Vice President—Engineering
Rainer N. Growitz	49	Vice President—Finance and Secretary
David R. Pulvino	45	Chief Accounting Officer

Michael R. Farese, Ph.D. was appointed as President and Chief Executive Officer of WJ Communications in March 2002. Dr. Farese’s previous work experience is described above under Proposal 1.

Ephraim Kwok was appointed as the Company’s Senior Vice President and Chief Financial Officer in December 2004. Mr. Kwok is responsible for finance and accounting, human resources, investor relations and corporate development. Previously Mr. Kwok served as Chief Financial Officer of Summit Microelectronics, a privately held analog semiconductor company. From 1998 to 2001 he served as CFO of Elantec Semiconductor, a public company that was acquired by Intersil Inc. At Elantec, Mr. Kwok led a successful follow-on public offering and helped to manage the company through significant growth in its operations and market capitalization. He currently is a member of the board of directors of Infrant Technologies, Inc. Mr. Kwok received his Masters in Business Administration from the Haas School of Business at U.C. Berkeley and his B.S. from U.C. Davis.

Javed S. Patel joined WJ Communications in August 2002 and serves as Senior Vice President of Sales and Marketing responsible for worldwide business operations including product line management, product marketing, sales management, marketing and business development, and marketing communications for the Company. Before joining WJ Communications, Mr. Patel was Vice President of Sales and Marketing for Tropian Incorporated, a private RF semiconductor company. Prior to Tropian, Mr. Patel worked for fifteen years at Anadigics, a leading RF semiconductor company. At Anadigics, Mr. Patel was a key member of the management team from the company’s inception. He was responsible for managing all aspects of Anadigics marketing, direct/indirect global sales force and field application engineers. Mr. Patel has an M.B.A. degree from Drexel University, Philadelphia, PA, and he received both M.S. and B.S. degrees in electrical engineering from the University of Kansas, Lawrence, KS.

Thomas R. Kritzer has served as Senior Vice President Corporate Development since October 2003. Prior to this Mr. Kritzer served in a variety of managerial positions including Executive Vice President of Operations and Senior Vice President of Semiconductor Products following our recapitalization merger in January 2000. Mr. Kritzer was one of the first participants in our efforts to create commercial communications products during 1995 from the original defense technology and product base. Since joining WJ Communications as a member of the technical staff in 1978, Mr. Kritzer has held various technical and managerial positions including product line experience in both the defense and communications businesses. Mr. Kritzer earned a B.A. in Physics from the University of North Carolina, Chapel Hill and an M.S. in Physics from Purdue University.

Neil Morris, Ph.D. has served as Chief Technology Officer since joining WJ Communications in August 2002. Dr. Morris leads the activities responsible for establishing and managing the Company’s technology roadmap, technical agenda, and evaluating technology based partnerships with leading companies in the semiconductor industry. Prior to joining WJ Communications, Dr. Morris was Senior Director of Advanced Technology for Philips Semiconductors, a global leader in RF technology, where he was responsible for the company’s semiconductor technology development and support of new product introductions for advanced wireless and RF applications. Over a five-year period, Dr. Morris held various domestic and international management positions at Philips Semiconductors and was a key contributor to the success of the company’s technology portfolio for mobile phone markets (DECT, CDMA, and TDMA applications). Dr. Morris has also held an array of senior management positions at other leading semiconductor companies including Mitel Semiconductors, Thesys Microelectronic Systems (Germany) and LSI Logic (U.K). Dr. Morris has a Ph.D. in Semiconductors and a B.Sc. with honors in Electronics from the University of Surrey, United Kingdom.

Ronald N. Buswell was appointed Senior Vice President of Marketing and Product Line Management in January 2002 and is responsible for marketing and product line management. Previously Mr. Buswell was Senior Vice President of Semiconductor and Wireless Business Development responsible for sales, marketing and product line management. From 1997 through 1999, Mr. Buswell was Director of Original Equipment Manufacturer Products and was responsible for RF integrated assemblies for wireless communications. During 1995 and 1996, Mr. Buswell, as manager of integrated assembly marketing, was responsible for product marketing for our initial wireless communications business. Mr. Buswell received a B.S.E.E. from Michigan Technological University and an M.S.E.E. from the University of Michigan.

Robert J. Bayruns joined WJ Communications in October 2003 as Vice President of Engineering and is responsible for directing and managing engineering and developing new technologies and products for the Wireless and RFID markets. He served most recently as Vice President of Engineering and Product Development at Mobilian Inc. where he helped the company finish their first product and successfully sell the company to Intel Inc. Previously he was Vice President of Engineering at Tropian, an advanced wireless communications technology company. Prior to that he was at Anadigics Inc. at its start-up in 1985 where he held a variety of engineering and managerial positions including Vice President of Business and Advanced Product Development. Mr. Bayruns has published over 30 technical papers, holds 12 U.S. patents and has served on the IEEE ISSCC, IEDM, and MTTS technical program committees. Mr. Bayruns has a M.S.E.E. from Rutgers University and a B.S. from Spring Garden College.

Rainer N. Growitz was appointed Vice President Finance and Secretary following our recapitalization merger in January 2000. Mr. Growitz is responsible for corporate financial planning, forecasting and management for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. Mr. Growitz joined WJ Communications in 1978 and held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

David R. Pulvino was appointed Chief Accounting Officer following our recapitalization merger in January of 2000. Mr. Pulvino is responsible for directing all of our accounting operations. From 1997 through January 2000, Mr. Pulvino served as Director of Accounting. Mr. Pulvino joined WJ Communications in 1981 and held a variety of accounting and managerial positions. Mr. Pulvino received a B.S. in Accounting from Santa Clara University, California.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table.   The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002 by the Company’s Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2004 (the “Named Officers”).

	Annual Compensation			Long-Term Compensation
Securities
Name and				Restricted	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Stock award($)	Options	Compensation($)(1)
Current Officers:
Michael R. Farese, Ph.D. President and Chief Executive Officer	2004 2003 2002	350,000 350,000 282,702	65,000 40,000 250,000	— — —	1,400,000 — 2,000,000	8,708 6,000 —
Javed S. Patel Senior Vice President, Sales and Marketing	2004 2003 2002	225,004 221,932 78,565	29,000 23,000 8,000	— — —	50,000 — 700,000	6,750 6,000 2,357
Neil Morris, Ph.D. Chief Technical Officer	2004 2003 2002	215,020 215,020 78,565	15,000 14,000 8,000	— — —	40,000 — 600,000	56,449 76,864 54,813
Thomas R. Kritzer Senior Vice President, Corporate Development	2004 2003 2002	200,200 200,200 200,200	17,000 10,000 24,024	— — —	25,000 — —	6,006 6,000 4,500
Robert J. Bayruns Vice President, Engineering	2004 2003 2002	200,000 31,539 —	25,000 — —	— — —	70,000 650,000 —	— — —

(1)          Represents Company’s annual contribution to the Named Executives 401(k) plan account. For Dr. Morris, totals also include certain cost of living and relocation expenses in the amounts of $49,998 $72,638 and $54,813 for fiscal years 2004, 2003 and 2002 respectively. See Employment Contracts and Change in Control Arrangements for more information.

Option/SAR Grants in Last Fiscal Year.   The following table sets forth grants of options to purchase shares of Common Stock during the fiscal year ended December 31, 2004 to each of the Named Officers:

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options	Percent Of Total Options Granted to Employees In Fiscal	Exercise Price	Expiration
Name(a)	Granted(#) (b)	Year (c)	($/Sh) (d)	Date (e)	5%($) (f)	10%($) (g)
Current Officers:
Michael R. Farese, Ph.D. President and Chief Executive Officer	1,400,000	46.3%	$3.55	Mar-2014	$3,125,606	$7,920,900
Javed S. Patel Senior Vice President, Sales and Marketing	50,000	1.7%	$2.23	Nov-2014	$69,965	$177,304
Thomas R. Kritzer Senior Vice President, Corporate Development	25,000	0.8%	$2.23	Nov-2014	$34,982	$88,652
Neil Morris, Ph.D. Chief Technical Officer	40,000	1.3%	$2.23	Nov-2014	$55,972	$141,843
Robert J. Bayruns	20,000	0.7%	$2.23	Nov-2014	$27,986	$70,922
Vice President, Engineering	50,000	1.7%	$0.01	Nov-2014	$180,715	$288,054

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.   The following table sets forth information with respect to the Named Officers concerning option exercises for the fiscal year ended December 31, 2004, and exercisable and unexercisable options held as of December 31, 2004:

Name	Shares Acquired On Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)(a) Exercisable/Unexercisable
Current Officers:
Michael R. Farese, Ph.D. President and Chief Executive Officer	30,000	$21,255	1,670,000 / 1,700,000	$562,600 / $580,000
Javed S. Patel Senior Vice President, Sales and Marketing	12,000	$32,571	317,178 / 350,000	$874,528 / $868,250
Thomas R. Kritzer Senior Vice President, Corporate Development	62,500	$156,179	516,279 / 799,000	$1,053,306 / $1,640,128
Neil Morris, Ph.D. Chief Technical Officer	—	—	300,000 / 340,000	$805,500 / $855,700
Robert J. Bayruns Vice President, Engineering	29,166	$66,321	150,004 / 540,830	$14 / $270,880

(a)    Aggregate values in these two columns represent the excess of $3.48 per share, the market value of the Common Stock on December 31, 2004, over the respective exercise prices of the options. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money options reflected above will be realized.

Equity Compensation Plan Information

Equity Compensation Table.   The following table sets forth information as of December 31, 2004, with respect to WJ Communication’s equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)	13,053,313	(2)	$2.216	2,257,166	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	672,000		$3.139	1,323,000

(1)          The equity compensation plans approved by stockholders are the 2000 Stock Incentive Plan and the amended and restated 2000 Non-Employee Director Stock Compensation Plan.

(2)          Of these shares 181,250 options were outstanding under the amended and restated 2000 Non-Employee Director Stock Compensation Plan and 12,872,063 were outstanding under the 2000 Employee Stock Incentive Plan.

(3)          Of these shares 1,995,822 shares are available for issuance under the 2000 Stock Incentive Plan and 261,344 shares are available for issuance under the amended and restated 2000 Non-Employee Director Plan.

(4)          The equity compensation plan not approved by stockholders is the 2001 Employee Stock Incentive Plan. Key provisions of the plan are:

•        The plan was adopted by the Board of Directors on May 23, 2001 and was effective on that date. The plan will terminate on May 23, 2011, however, awards outstanding at that time will not be affected or impaired by the plan’s termination;

•        Participation is limited to our employees or affiliates who are not directors or officers of the Company or any of its affiliates at the time a particular award is made;

•        Stock options granted may include incentive stock options, restricted stock, nonqualified stock options and stock appreciation rights or any combination thereof;

•        The plan shall be administered by the Board or any committee that has been designated by the Board;

•        The term of each stock option may in no event be more than 10 years; and

•        Upon a change of control transaction as described in the plan, the Committee may, in its sole discretion, do one or more of the following;

•         shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date of notice of the shortening is given to the participants;

•         accelerate any vesting schedule to which a stock option or restricted stock award is subject;

•         arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of common stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

•         cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the Compensation Committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the common stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

Employment Contracts and Change in Control Arrangements.

Employment Agreement with Michael R. Farese Ph.D.   Under the amended and restated employment agreement between the Company and Dr. Farese, effective as of November 11, 2004, Dr. Farese is employed to serve as the Company’s Chief Executive Officer and President for a three-year period with automatic one-year extensions, unless either the Company or Dr. Farese gives no less than 90 days advance written notice of an intention not to extend the term. Dr. Farese’s annual base salary will remain at $350,000, which may be increased in the years following the first anniversary of the effective date, but may not be decreased.

Dr. Farese is eligible for an annual target incentive bonus opportunity of one-hundred percent of his then-current annual base salary based on achievement of certain financial performance objectives and certain major business objectives as determined by the Compensation Committee, his annual bonus for the fiscal year ending December 31, 2004 shall be determined in accordance with the applicable provisions of his prior employment agreement dated February 4, 2002.

Subject to the Board of Director’s approval and Dr. Farese’s consent to the cancellation by the Company of the grant of options to acquire 1,400,000 shares of the Company’s common stock made to him in March 2004, Dr. Farese will be granted 372,500 Time-Vested Restricted Stock Units (“Time RSUs”) with 312,500 Time RSUs to be one hundred percent vested as of the date of grant and 60,000 Time RSUs to vest ratably on a monthly basis over a thirty-month period following the grant date and 500,000 Performance-Vested Restricted Stock Units (“Performance RSUs”) which shall vest upon achievement of certain average trading prices of the Company’s common stock as set forth in the Employment Agreement. Each Time RSU and Performance RSU (together the “RSUs”) that is vested shall be convertible into an equal number of shares of the Company’s common stock. The terms and conditions of the Executive Time Vesting Stock Option Agreement dated March 4, 2002 shall remain unchanged for the purposes of this Employment Agreement except that the time period during which vested options can be exercised following a termination of employment by the Company without cause, by Dr. Farese for good reason, or because of his death or disability shall in each case be eighteen months.

Dr. Farese’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for documented supplemental life insurance, club dues, estate and tax planning, and vacation in accordance with the Company’s top management vacation policy.

On March 4, 2002, the Company loaned Dr. Farese $90,000 pursuant to a promissory note executed by Dr. Farese. Interest on the unpaid principal amount of the note shall accrue at an annual rate equal to one half of one percent (1/2%) above the applicable federal rate as defined under Section 12274(d) of the Internal Revenue Code. All unpaid principal and unpaid interest is due and payable in full on the third anniversary of the note. Dr. Farese paid the principal and unpaid interest on the note in full on May 2003.

Pursuant to the Employment Agreement, if the Company terminates Dr. Farese’s employment other than for cause or disability or if Dr. Farese terminates his employment with the Company for good reason (a “Termination Event”), and Dr. Farese’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred fifty percent of his annual base salary. Notwithstanding the preceding sentence, the severance benefit shall be computed as an amount equal to two hundred ninety-nine percent of his annual base salary solely in a circumstance in which there has occurred a change in control within three months prior to the Termination Event.  Also, within six months following a change in control, any then unvested RSUs shall become fully vested as of such termination date.  Dr. Farese shall also remain eligible to receive group health insurance benefits under the Company’s benefit plans for one year following the termination of his employment with the Company so long as such benefit plans permit such continued participation (or for three years following the termination of his employment with the Company in the event of a change in control).

Dr. Farese’s employment agreement also provides that during the 12-month period following any termination of his employment, Dr. Farese will not directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity:

•         hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior three months had been, an employee of the Company, whether or not for compensation and whether or not as an officer, consultant, adviser, independent sales representative, independent contractor or participant; or

•         contact, solicit, service or otherwise have any dealings related to the sale, manufacture, distribution, marketing or provision of products, components, equipment, hardware, other technology or services of any sort in the wireless communications industry or any other industry or business or prospective industry or business in which the Company participates or is contemplating participating in as of such termination in employment, with any person or entity with whom the Company has a current or known prospective business relationship or who is or was at the time of his employment with the Company, including any predecessor or successor entity, a customer, vendor or client of the Company, or a known prospective customer, vendor or client, in each case such activity by Dr. Farese does or could reasonably be expected to have a material adverse effect on the relationship between the Company and any such third party.

The employment agreement with Dr. Farese also provides for the protection of the Company’s confidential information and for the ownership by the Company or the assignment to us of any employment-related inventions of Dr. Farese.

Employment Agreements with Thomas R. Kritzer, Javed S. Patel, Neil Morris, and Robert J. Bayruns.   The Company entered into employment agreements with Thomas R. Kritzer, Javed S. Patel, Neil Morris and Robert J. Bayruns on January 31, 2000, August 12, 2002, August 12, 2002 and October 8, 2003 respectively. These agreements employ Messrs. Kritzer, Patel, Morris and Bayruns to the executive offices set forth under the “Management-Executive Officers,” and are substantially similar to that of Dr. Farese, except as follows:

•         Mr. Kritzer’s initial annual base salary was set at $200,200. Mr. Patel’s initial base salary was set at $210,000. Dr. Morris’s initial base salary was set at $215,000. Mr. Bayruns’ initial base salary was set at $200,000;

•         Mr. Kritzer is eligible to receive an annual bonus up to 35% of annual base salary for each fiscal year if the Company meets specific business targets. Mr. Patel and Mr. Bayruns are eligible to receive an annual bonus up to 60% of annual base salary for each fiscal year if the Company meets appropriate business targets. Dr. Morris is eligible to receive a quarterly bonus up to 60% of quarterly base salary for each fiscal quarter if the Company meets specific business targets;

•         Dr. Morris, in addition to his compensation is eligible to receive a cost of living and relocation differential in the amount of $50,000 per year for each completed year of full-time employment with the Company up to a maximum of four (4) years. Furthermore, Dr. Morris received certain relocation and trip expenses necessarily incurred in relocating to the San Francisco Bay area;

•         The severance benefit payable to Messrs. Kritzer, Patel, Morris and Bayruns upon the termination of employment for good reason, or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, is an amount equal to the annual base salary payable over the 12-month period immediately following such termination; or

•         The severance benefit payable to Messrs. Kritzer, Patel, Morris and Bayruns and upon the termination of employment within three months following a change of control is an amount equal to 150% of the annual base salary payable over the 12-month period immediately following such termination;

•         Messrs. Kritzer, Patel, Morris and Bayruns employment agreements do not provide for proposed restricted stock units contemplated in Dr. Farese’s agreement that are subject to the approval of any plan amendment or adoption by the Company’s stockholders, as required under the Nasdaq exchange rules applicable to the adoption or expansion of equity compensation arrangements.

Compensation Committee Interlocks and Insider Participation.

Ms. Pelletier and Messrs. Paine and Diamond (and former directors Wray T. Thorn and Stavro E. Prodromou) served as members of the Compensation Committee of our Board of Directors during the fiscal year ended December 31, 2004. None of these individuals was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2004, or ever has been an officer of the Company or any of its subsidiaries. Mr. Paine is affiliated with Fox Paine. See “Certain Relationships and Related Transactions” for information regarding Fox Paine. Mr. Thorn was previously a member of the Board and was affiliated with Fox Paine, however he resigned from his position with Fox Paine and from our Board of Directors in October 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 31, 2005, information as to the beneficial ownership of Common Stock by (i) each of the Company’s directors and nominees for directorship, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under “Compensation of Executive Officers” below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC(3)	25,492,044	39.8%
Fox Paine Capital Fund, L.P.(3)	24,155,413	37.7%
FPC Investors, L.P.(3)	358,422	*
Kopp Investment Advisors, LLC(4)	10,347,491	16.2%
W. Dexter Paine, III(5)	25,547,173	39.9%
Liane J. Pelletier(6)	8,750	*
Bruce W. Diamond(7)	15,000	*
Dag F. Wittusen(8)	15,000	*
Michael E. Holmstrom(9)	6,250	*
Jack G. Levin	—	*
Catherine P. Lego(10)	10,000	*
Jan Loeber(11)	90,000	*
Michael R. Farese, Ph.D.(12)	2,503,000	3.8%
Ephraim Kwok(13)	75,000	*
Robert J. Bayruns(14)	195,826	*
Javed S. Patel(15)	378,000	*
Thomas R. Kritzer(16)	933,351	1.4%
Neil Morris, Ph.D.(17)	300,000	*
*All directors and executive officers as a group (17 persons)(18)	30,885,581	45.1%

*                    The percentage of shares beneficially owned does not exceed 1%.

(1)          Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

(2)          Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 64,066,380 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)          Fox Paine & Company, LLC is the manager of (i) Fox Paine Capital Fund, LP (“LP1”), a direct owner of 24,155,413 shares of Common Stock of WJ Communications, Inc. (the “Issuer”), and (ii) FPC Investors, LP (“LP2”) (collectively, LP1 and LP2 are “LPs”), a direct owner of 358,422 shares of Common Stock of the Issuer. Fox Paine Capital, LLC is the General Partner of each of the LPs and the manager of each of WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC (collectively, the “Funds”), which directly own 601,478, 251,155 and

125,576 shares, respectively, of Common Stock (the “Shares”) of the Issuer. As a result, each of the Reporting Persons may be deemed to be the indirect beneficial owners of 25,492,044 shares of Common Stock of the Issuer owned by the LPs and the Funds. The address of Fox Paine Capital, Fox Paine Capital Fund, FPC Investors, L.P. is 950 Tower Lane, Suite 1950, Foster City, CA 94404.

(4)          As reported by Kopp Investment Advisors, LLC and related entities on Schedule 13G filed with the Securities and Exchange Commission on January 27, 2005. In its Schedule 13G, Kopp Investment Advisors, LLC states that as of December 31, 2004, it has sole voting power as to 6,952,641 shares, shared voting power as to no shares, sole dispositive power with respect to 2,400,000 shares and shared dispositive power with respect to 5,832,591 shares. In addition, Mr. LeRoy C. Kopp, who controls Kopp Holding Company, LLC which owns 100% of Kopp Investment Advisors, LLC, has sole voting power as to 2,114,900 shares, shared voting power as to no shares, sole dispositive power with respect to 2,114,900 shares and shared dispositive power with respect to no shares. The address of Kopp Investment Advisors, LLC and related entities is 7701 France Avenue South, Suite 500, Edina, MN 55435.

(5)          Includes 25,492,044 shares beneficially owned as described in footnote 3, 47,629 shares awarded to Mr. Paine under the amended and restated 2000 Non Employee Director Stock-Compensation Plan receipt of which has been deferred, and 7,500 shares issuable to Mr. Paine subject to currently exercisable options.

(6)          Represents 8,750 shares issuable to Ms. Pelletier subject to currently exercisable options.

(7)          Represents 15,000 shares issuable to Mr. Diamond subject to currently exercisable options.

(8)          Represents 15,000 shares issuable to Mr. Wittusen subject to currently exercisable options.

(9)          Represents 6,250 shares issuable to Mr. Holmstrom subject to currently exercisable options.

(10)   Represents 10,000 shares beneficially held of record by Ms. Lego.

(11)   Represents 90,000 shares held of record by Mr. Loeber.

(12)   Represents 3,000 shares held of record by Dr. Farese and 2,500,000 shares issuable subject to currently exercisable options which excludes shares contemplated to be issued in connection with the amendment to Dr. Farese’s employment agreement which provides for time and performance vested restricted stock units. The grant of RSUs is subject to the Board of Director’s approval and Dr. Farese’s consent to cancellation by the Company, of stock options to acquire 1,400,000 shares of our common stock that we awarded him in March 2004.

(13)   Represents 75,000 shares held of record by Mr. Kwok.

(14)   Represents 31,249 shares held of record by Mr. Bayruns and 164,577 shares issuable subject to currently exercisable options.

(15)   Represents 70,822 shares held of record by Mr. Patel and 307,178 shares issuable subject to currently exercisable options.

(16)   Represents 384,072 shares held of record by Mr. Kritzer and 549,279 shares issuable subject to currently exercisable options.

(17)   Represents 300,000 shares issuable to Dr. Morris subject to currently exercisable options.

(18)   Includes shares deemed to be beneficially owned by Mr. Paine as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 940,514 shares held of record and 4,453,023 shares issuable under currently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC (“Fox Paine & Company” or “Fox Paine”), became the controlling stockholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the “Recapitalization Merger”), whereby Fox Paine Capital Fund and its co-investors paid a total of $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). Messrs. Paine and Thorn are affiliated with Fox Paine.

As part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. Since the Recapitalization Merger, and for each subsequent year, the Company will pay Fox Paine a fee in the amount of 1% of the Company’s net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning, public relations strategies, economic and industry trends and executive compensation. Due to the Company’s loss incurred in 2001, 2002 and 2003, no management fees were paid to Fox Paine for the years ended December 31, 2002, December 31, 2003 and December 31, 2004. The Company has agreed to reimburse Fox Paine for its expenses incurred in providing these services. The Company paid Fox Paine $108,000, $6,000 and $82,000 for the reimbursement of expenses incurred by Fox Paine for the years ended December 31, 2004, December 31, 2003 and December 31, 2002, respectively. The Company also paid Fox Paine $700,000 in July of 2004 for investment banking services rendered in connection with the EiC Acquisition that was completed on June 18, 2004.

Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine’s affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders’ Agreement

On January 31, 2000, the Company entered into a shareholders’ agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors and certain employees of the Company. Under the shareholders’ agreement, subject to limited exceptions:

•        Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

•        In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock of Fox Paine Capital Fund pursuant to a demand registration, each of the Company’s other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

In the event that either Fox Paine Capital Fund and its affiliates makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund against various liabilities associated with such registration.

The shareholders’ agreement also provides that the Company’s stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock, Fox Paine Capital Fund will be represented on the Board of Directors.

Fox Paine exercised registration rights in connection with the secondary underwritten public offering that we completed January 28, 2004.

THE COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee of the Board of Directors currently consists of Ms. Pelletier and Messrs. Paine and Diamond, all of whom are non-employee directors of the Company. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. It also administers the Company’s stock incentive plan.

Compensation Policies

The Company’s executive compensation program is designed to support the overall objective of maximizing long-term stockholder value by aligning the interests of executives with the interests of stockholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive broadband communications marketplace. For the fiscal year ended December 31, 2004, the Company’s executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives and long-term incentive opportunities through stock option grants.

Base Salary

Base salary levels for the CEO and the other Executive Officers are generally intended to compensate executives at salary levels of comparable high-technology companies that place an emphasis on long-term compensation incentives such as stock options. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The Compensation Committee reviews base salaries for executives annually. The actual base salaries paid to the CEO and the Executive Officers in fiscal 2004 are set forth in the Salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

Annual cash bonuses tied to the Company’s performance are a component of executive compensation and are designed to motivate the executive to focus on the Company’s performance for the fiscal year. The employment agreements of the CEO and certain Executive Officers provide for annual performance based bonus payments up to a certain percentage of base salary if the Company meets certain business targets.

The Compensation Committee from time to time may also award discretionary bonuses to the CEO and certain executive officers based upon performance.

Long-Term Incentives

Long-term incentives are provided to the CEO and the Executive Officers through stock incentives, which have value to executives when the price of the Company’s stock increases over time. Grants to the CEO and the Executive Officers of stock incentives are an important component of the Company’s compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. Our current stock incentive plan allows for awards of stock options, restricted stock and stock appreciation rights, restricted stock units and performance shares as additional forms of awards available for grants to executives. The actual number of stock incentives granted to the CEO and the Executive Officers in fiscal 2004 are set forth in the Option/SAR Grants in Last Fiscal Year table.

The number of shares subject to each incentive grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility and promotion over the option term, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of unvested grants held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative equity holdings of the Company’s executive officers.

CEO Compensation

Michael R. Farese Ph.D. was President, CEO and a member of the Board of Directors of the Company during 2002, 2003 and 2004. The Compensation Committee reviewed Dr. Farese’s compensation annually using the same criteria and policies described above as are employed for other executive officers. Dr. Farese’s compensation was initially determined in part by the terms of an employment agreement entered into in May 2002. On November 11, 2004 we entered into an amended and restated employment agreement with Dr. Farese. Under the terms of the employment agreement, Dr. Farese will be granted 372,500 time-vested restricted stock units (“Time RSUs”) with 312,500 Time RSUs to be one hundred percent vested as of the date of grant and 60,000 Time RSUs to vest ratably on a monthly basis over a thirty-month period following the grant date and 500,000 performance-vested restricted stock units (“Performance Shares”) which shall vest upon achievement of certain average trading prices of our common stock as set forth in the employment agreement. Each Time RSU and Performance Shares (together the “RSUs”) are vested, they shall be convertible into an equal number of shares of our common stock. The grant of RSUs is subject to the Board of Director’s approval and Dr. Farese’s consent to cancellation by the Company, of stock options to acquire 1.4 million shares of our common stock that we awarded him in March 2004.

It has been the continuing objective of the Compensation Committee to provide Dr. Farese with a compensation package that: (i) provides a level of base salary competitive with that paid to other chief executive officers of other peer group companies and (ii) makes a significant percentage of the total compensation package contingent upon Company performance. The base salary component of Dr. Farese’s compensation package is intended to provide him with a level of stability and certainty each year. Accordingly, this element of Dr. Farese’s compensation is not affected to any significant degree by Company performance factors. For the 2004 fiscal year, the committee believes Dr. Farese’s base salary remained within the base salary levels in effect for other chief executive officers at comparative companies. The Compensation Committee retains the discretion to increase Dr. Farese’s compensation to levels above those provided in his employment agreement, however Dr. Farese’s annual base salary was not changed in fiscal 2004. The remaining components of the compensation earned by Dr. Farese for the 2004 fiscal year were entirely dependent upon both the Company’s financial performance and his individual performance and provided no dollar guarantees. For fiscal 2004, Dr. Farese was awarded a discretionary bonus in the amount of $65,000. In addition, the Compensation Committee decided to amend Dr. Farese’s employment agreement to award the restricted stock units described above in lieu of the stock options awarded in March 2004. The stock options awarded in March, 2004 and the restricted stock unit award replacing such options are intended to provide Dr. Farese with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation.

Executive Compensation Tax Deductibility

The Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s Executive Officers. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation that is not considered to be performance-based because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The compensation treated as non-performance based under Section 162(m) did not exceed the $1 million limit for any of the Company’s executive officers for the 2004 fiscal year. It is not expected that the compensation to be paid to the Company’s executive officers for the 2005 fiscal year will exceed that limit. The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. While, in general, it is the Compensation Committee’s policy to qualify to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws, the Compensation Committee believes that it is important to maintain cash and equity incentive compensation at the requisite level to attract and maintain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

COMPENSATION COMMITTEE
W. Dexter Paine, III
Liane J. Pelletier
Bruce W. Diamond

THE AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004 included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent public auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Michael E. Holmstrom
Catherine P. Lego
Jan Loeber

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) are as follows:

	Year Ended
	December 31,	December 31,
	2004	2003
Audit fees	$781,258	$248,687
Audit-related fees	53,116	15,810
Tax fees	261,526	152,521
All other fees	—	33,958
Total	$1,095,900	$450,976

Audit fees billed or expected to be billed by the Deloitte Entities include professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the filing of Registration Statements with the Securities and Exchange Commission and fees required by the Sarbanes-Oxley Act of 2002. Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and included accounting consultations related to mergers and acquisitions, and consulting on financial accounting/reporting standards and controls. Tax fees are professional services rendered for tax compliance, tax consulting and tax planning including services related to the audit of our 1996 through 2000 tax returns by the Internal Revenue Service and associated amended state returns. All Other Fees consist of fees for products and services other than the services reported above. For 2003, All Other Fees specifically represents an advisory project related to the Company’s lease structure and the cost of an educational workshop.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that the non-audit services provided by the Deloitte Entities are compatible with maintaining the Deloitte Entities’ independence.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and permissible non-audit services to be performed by our independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by the Deloitte Entities for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration. The Audit Committee pre-approved all of the services performed in 2004 and 2003 by the Deloitte Entities relating to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” described above as required by the Sarbanes-Oxley Act of 2002.

STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for the Company’s Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Nasdaq Telecommunications Index. The graph assumes the investment of $100 on August 18, 2000, the date of the Company’s initial public offering, and ending on December 31, 2004. The performance shown is not necessarily indicative of future performance.

Total Return to Stockholders

(Dividends reinvested monthly)

Total Return To Shareholders
(Includes reinvestment of dividends)

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Stock Performance Graph and reference to the Audit Committee Charter and independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (“SEC”). Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2004 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2004 fiscal year, the Company believes that all executive officers, stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

Stockholder Proposals for the Next Annual Meeting

Rule 14a-4 of the SEC’s proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of the stockholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year’s annual meeting of the stockholders or within a reasonable time before we first mail our proxy statement if the date of our annual meeting has changed by more than 30 days from the prior year). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2006 annual meeting of the stockholders, any such notice currently must be submitted to us on or before May 3, 2006.

The foregoing requirement is separate and apart from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Stockholder proposals intended to be presented at our 2006 annual meeting of the stockholders currently must be received by us no later than February 17, 2006 in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. If the date of our 2006 annual meeting has changed by more than 30 days from this years meeting then a stockholder proposal must be received within a reasonable time before we first mail our Proxy Statement.

Any stockholder who intends to present a proposal at the annual meeting in the year 2006, or include a proposal in the proxy statement, must deliver the proposal to the Company at its principal executive offices shown on the first page of this Proxy Statement.

Matters Not Determined at Time of Solicitation

The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the Stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2004 Annual Report on Form 10-k

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. Additional copies may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary
San Jose, California
June 17, 2005

PROXY

WJ COMMUNICATIONS, INC.

Annual Meeting of Stockholders - July 20, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael R. Farese, Ph.D. and Rainer N. Growitz, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Common Stock of WJ Communictions, Inc. held of record by the undersigned on June 8, 2005 at the Annual Meeting of Stockholders to be held on July 20, 2005, or at any adjournment postponement thereof, with the same authority as if the undersigned were personnally present.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your WJ Communications, Inc. account online.

Access your WJ Communications, Inc. shareholder/stockholder account online via Investor ServiceDirect (ISD).

Mellon Investor Services LLC, Transfer Agent for WJ Communications, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
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Visit us on the web at http://www.melloninvestor.com

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees:	☐	☐	ITEM 2 -	TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY’S	☐	☐	☐
	01 Michael R. Farese, Ph. D.	06 Jack G. Levin			INDEPENDENT
	02 W. Dexter Paine, III	07 Michael E. Holmstrom			AUDITORS
	03 Liane J. Pelletier	08 Catherine P. Lego
	04 Bruce W. Diamond 05 Dag F. Wittusen	09 Jan Loeber

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

				I PLAN TO ATTEND THE MEETING			☐

Signature					Signature				Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

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Internet and telephone voting is available through 11:59 PM Eastern Time
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as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/wjci Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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